UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2005

                              CAMBRIDGE HEART, INC.
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               (Exact Name of Registrant as Specified in Charter)


               Delaware                000-20991           13-3679946
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        (State or Other Juris-        (Commission         (IRS Employer
       diction of Incorporation      File Number)      Identification No.)

               1 Oak Park Drive, Bedford, MA                01730
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         (Address of Principal Executive Offices)         (Zip Code)



        Registrant's telephone number, including area code: 781-271-1200

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement

On October 24, 2005, the Board of Directors of Cambridge Heart, Inc., (the "Company"), approved the acceleration of vesting of all unvested, out-of-the-money employee stock options. As a result, options to purchase 230,008 unvested shares of the Company's Common Stock with a weighted average exercise price of $0.73, and exercise prices ranging from $0.45 to $1.30 that would otherwise have vested over the next 38 months became fully vested. None of the options for which vesting was accelerated were held by the Company's executive officers or directors.

         The Board of Directors of the Company determined to accelerate the vesting of these options to reduce future compensation expense that would otherwise be required to be recorded in the statements of operations of the Company in periods following the effectiveness of the Financial Accounting Standards Board's new standard, Statement of Financial Accounting Standard No. 123R, "Share-Based Payment," which requires companies to recognize stock-based compensation expense associated with stock options based on the fair value method

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

         Not applicable.

(b) Pro Forma Financial Information.

         Not applicable.

(c) Exhibits.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CAMBRIDGE HEART, INC.
Date:  October 27, 2005           By: /s/ David A. Chazanovitz
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                                        David A. Chazanovitz
                                        President and Chief Executive Officer